As filed with the Securities and Exchange Commission on April 15, 2025

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

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CAL-MAINE FOODS, INC.
(Exact name of registrant as specified in its charter)

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Delaware	64-0500378
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

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1052 Highland Colony Pkwy, Suite 200
Ridgeland, Mississippi 39157
(601) 948-6813
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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with a copy to:
Sherman L. Miller Chief Executive Officer Cal-Maine Foods, Inc. 1052 Highland Colony Pkwy, Suite 200 Ridgeland, Mississippi 39157 (601) 948-6813	Robert L. Holladay, Jr. Vice President and General Counsel Cal-Maine Foods, Inc. 1052 Highland Colony Pkwy, Suite 200 Ridgeland, Mississippi 39157 (601) 948-6813

(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

6,322,470 Shares

CAL-MAINE FOODS, INC.

Common Stock

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The selling stockholders identified herein (the “Selling Stockholders”), from time to time, may offer to sell up to 6,322,470 shares of our common stock, par value $0.01 per share (our “Common Stock” or the “Common Shares”). We are registering such shares under the terms of an agreement that provides registration rights to the Selling Stockholders. We are not selling any shares of our Common Stock under this Prospectus and we will not receive any proceeds from the sale of any shares of our Common Stock sold by the Selling Stockholders.

Our Common Stock is quoted on the NASDAQ Stock Market LLC (“NASDAQ”), under the symbol “CALM.” On April 14, 2025, the last reported sales price of our Common Stock on NASDAQ was $98.75 per share.

At the time the Selling Stockholders offer shares registered by this Prospectus, we will provide a prospectus supplement, if required, that will contain specific information about the terms of the offering and that may add to or update the information in this Prospectus. You should read this Prospectus and any applicable prospectus supplement carefully before you invest.

The Selling Stockholders may offer the shares in amounts, at prices and on terms determined by market conditions at the time of the offering. The Selling Stockholders also may sell shares directly to investors or through underwriters, agents or dealers. If the Selling Stockholders use underwriters, agents or dealers to sell the shares, we will name them and describe their compensation in a prospectus supplement.

Investing in our Common Stock involves risks.    You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this Prospectus and under similar headings in the other documents filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this Prospectus, as well as those contained in any applicable prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is April 15, 2025

We are responsible for the information contained and incorporated by reference in this Prospectus, any accompanying prospectus supplement and in any related free writing prospectus we prepare or authorize. Neither we nor the Selling Stockholders have authorized anyone to provide you with any other information, and we take no responsibility for any other information that others may provide you. This Prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, any securities other than the registered securities to which they relate, nor do this Prospectus and any accompanying prospectus supplement constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered hereby, or thereby in any jurisdiction to or from any person whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information appearing or incorporated by reference in this Prospectus, any accompanying prospectus supplement, and any related free writing prospectus, is accurate only as of the date thereof, regardless of the time of delivery of this Prospectus, any accompanying prospectus supplement, or any related free writing prospectus, or of any sale of our securities. Our business, financial condition, and results of operations may have changed since those dates. It is important for you to read and consider all the information contained in this Prospectus and in any accompanying prospectus supplement, including the documents incorporated by reference herein or therein, before making your investment decision.

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About This Prospectus

This Prospectus is part of a Registration Statement we filed with the SEC using a “shelf” registration process. Under this shelf registration process, the Selling Stockholders may, from time to time, offer and sell, in one or more offerings, shares of our Common Stock.

At the time the Selling Stockholders offer shares of our Common Stock registered by this Prospectus, if required, we will provide a prospectus supplement that will contain specific information about the terms of the offering and that may add to or update the information in this Prospectus or incorporated by reference in this Prospectus. If the information in this Prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. You should read this Prospectus, the information incorporated by reference into this Prospectus and any applicable prospectus supplement as well as any post-effective amendments to the Registration Statement of which this Prospectus forms a part before you make any investment decision.

The rules of the SEC allow us to incorporate information by reference into this Prospectus. This information incorporated by reference is considered to be part of this Prospectus. See “Information Incorporated by Reference.” You should read both this Prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We are responsible for the information incorporated by reference or contained in this Prospectus, any applicable prospectus supplement or in any free writing prospectus prepared by or on behalf of us that we have referred to you. Neither we nor any Selling Stockholder have authorized anyone to provide you with additional information or information different from that contained in this Prospectus, any applicable prospectus supplement or in any free writing prospectus filed with the SEC and we and they take no responsibility for any other information that others may give you. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our Common Stock only in jurisdictions where offers and sales are permitted. The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of shares of our Common Stock. Our business, financial condition, liquidity or results of operations may have changed since such date.

Risk Factors

Our business is subject to risks and uncertainties. You should carefully consider and evaluate all of the information included and incorporated by reference in this Prospectus, including the risk factors below and the risk factors incorporated by reference from Part I, Item 1A of our most recent Annual Report on Form 10-K, as they may be updated by Part II, Item 1A of our Quarterly Reports on Form 10-Q and our other SEC filings filed after such Annual Report, which are incorporated by reference herein. See “Information Incorporated by Reference.” The prospectus supplement related to an offering may also include certain risks relating to that offering. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition, liquidity or results of operations could be materially adversely affected by the materialization of any of these risks, and you may lose all or part of your investment.

Following the Class A Conversion, we are no longer a “controlled company,” which may cause us to incur increased legal and administrative costs and may disrupt our business.

As of April 13, 2025, DLNL, LLC, a limited liability company owned by the Selling Stockholders (“Daughters’ LLC”), owned 100% of our outstanding Class A common stock, par value $0.01 per share (which had 10 votes per share) (our “Class A Common Stock”), as well as almost 1.1 million shares of our Common Stock, resulting in controlling voting power of 53.2%. On April 14, 2025, all 4.8 million shares of our Class A Common Stock were converted into an equal number of shares of our Common Stock (the “Class A Conversion”), and the Selling Stockholders redeemed their Daughters’ LLC membership interests in exchange for their allocated portion of the shares of our capital stock held by Daughters’ LLC. The shares of our Common Stock now owned by the Selling Stockholders that were once held as shares of capital stock by Daughters’ LLC have a total voting power of only 12.0%. As a result, we are no longer a “controlled company” under the rules of NASDAQ. Accordingly, we must come into compliance with applicable listing standards for non-controlled companies. Although as of March 25, 2025 we had implemented measures necessary to achieve compliance with such rules, functioning under the new requirements may increase our legal and administrative costs, will make some activities more difficult, time-consuming and costly and may also place additional strain on our personnel, systems and resources. In addition, the effect of the loss of controlled company status on the trading price of our Common Stock and on our business is uncertain, including our ability to retain and hire key personnel and maintain relationships with customers and suppliers, and on our operating results. In addition, our business may be more likely to be disrupted by persons seeking to influence or effect a change of control, change of management or change in governance of the Company. Any such disruptions to our business could have a material adverse effect on our operations and financial results.

Sales of substantial amounts of our Common Stock in the public markets, or the perception that such sales might occur, could cause the trading price of our Common Stock to decline.

The Selling Stockholders have informed the Board that they are interested in diversifying their respective financial portfolios, including through the potential sale of shares of our Common Stock pursuant to this Prospectus. Sales of a substantial number of shares of our Common Stock into the public market, or the perception that such sales might occur, could cause the trading price of our Common Stock to decline.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Prospectus may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) relating to our shell egg and egg products business, including estimated future production data, expected construction schedules, projected construction costs, potential future supply of and demand for our products, potential future corn and soybean price trends, potential future impact on our business of the resurgence in United States (“U.S.”) commercial table egg layer flocks of highly pathogenic avian influenza (“HPAI”), potential future impact on our business of inflation and changing interest rates, potential future impact on our business of new legislation, rules or policies, potential outcomes of legal proceedings, including loss contingency accruals and factors that may result in changes in the amounts recorded, and other projected operating data, including anticipated results of operations and financial condition. Such forward-looking statements are identified by the use of words such as “believes,” “intends,” “expects,” “hopes,” “may,” “should,” “plans,” “projected,” “contemplates,” “anticipates,” or similar words. Actual outcomes or results could differ materially from those projected in the forward-looking statements. The forward-looking statements are based on management’s current intent, belief, expectations, estimates, and projections regarding the Company and its industry. These statements are not guarantees of future performance and involve risks, uncertainties, assumptions, and other factors that are difficult to predict and may be beyond our control. The factors that could cause actual results to differ materially from those projected in the forward-looking statements include, among others, (i) the risk factors set forth in Part I Item 1A Risk Factors of our Annual Report on Form 10-K for the year ended June 1, 2024, as well as those included in other reports we file from time to time with the SEC (including our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K), (ii) the effect of the loss by the Company of controlled company status under the rules of The Nasdaq Stock Market on the trading price of our Common Stock, (iii) the ability of the Company to retain and hire key personnel and maintain relationships with its customers and suppliers, (iv) the impact on the trading price of our Common Stock as a result of the sale or marketing, or potential sale or marketing, of a significant number of shares of our Common Stock held by the family of our late founder, Fred R. Adams Jr., as part of their portfolio diversification efforts, (v) the risks and hazards inherent in the shell egg business (including disease, pests, weather conditions, and potential for product recall), including but not limited to the current outbreak of HPAI affecting poultry in the U.S., Canada and other countries that was first detected in commercial flocks in the U.S. in February 2022 and that first impacted our flocks in December 2023, (vi) changes in the demand for and market prices of shell eggs and feed costs, (vii) the impacts and potential future impacts of government, customer and consumer reactions to recent high market prices for eggs, including but not limited to efforts to increase imports of eggs and egg products, pressure to change long-standing pricing frameworks, lower consumer demand for eggs, and the pending Department of Justice antitrust investigation, (viii) our ability to predict and meet demand for cage-free and other specialty eggs, (ix) risks, changes, or obligations that could result from our recent or future acquisition of new flocks or businesses and risks or changes that may cause conditions to completing a pending acquisition, such as the pending acquisition of Echo Lake Foods, Inc. (“Echo Lake Foods”) not to be met, (x) risks relating to changes in inflation and interest rates, (xi) our ability to retain existing customers, acquire new customers and grow our product mix, (xii) adverse results in pending litigation and other legal matters, (xiii) risks related to changing U.S. trade and tariff policies including potentially higher costs for construction materials, equipment, packaging and other items, and (xiv) global instability, including as a result of the war in Ukraine, the conflicts in Israel and surrounding areas and attacks on shipping in the Red Sea.

With respect to the pending acquisition of Echo Lake Foods, (i) conditions to the closing of the proposed transaction may not be satisfied, (ii) antitrust clearance required for the proposed transaction may not be obtained, or required antitrust clearance may delay the proposed transaction or result in the imposition of conditions that could have a material adverse effect on the Company or Echo Lake Foods or cause certain conditions to closing not to be satisfied, which could result in the termination of the acquisition agreement, (iii) the timing of completion of the proposed transaction is uncertain, (iv) the business of the Company or Echo Lake Foods may suffer as a result of uncertainty surrounding the proposed transaction, (v) events, changes or other circumstances could occur that could give rise to the termination of the acquisition agreement, (vi) there are risks related to disruption of management’s attention from the ongoing business operations of the Company or Echo Lake Foods due to the proposed transaction, (vii) the announcement or pendency of the proposed transaction could affect the relationships of the Company or Echo Lake Foods with its customers, suppliers, operating results and business generally, including the ability of the Company or Echo Lake Foods to retain employees, and (viii) the Company or Echo Lake Foods may be adversely affected by other economic, business, and/or competitive factors as well as management’s response to any of the aforementioned factors. In addition, the Company may experience unexpected challenges in integrating and managing the business of Echo Lake Foods. Integrating Echo Lake Foods’ business may be more costly or time consuming than expected. Even if the acquisition is completed and the business of Echo Lake Foods is successfully integrated, the Company may not realize the benefits it expects from the acquisition, including the synergies, cost savings, reduction in earnings volatility, margin expansion, financial returns, expanded customer relationships, or sales or growth opportunities.

A discussion of important factors relating to forward-looking statements is included in the “Risk Factors” sections of our Annual Report on Form 10-K for the fiscal year ended June 1, 2024, our Quarterly Reports on Form 10-Q for the quarters ended August 31, 2024, November 30, 2024 and March 1, 2025 and this Prospectus. Readers are cautioned not to place undue reliance on forward-looking statements because, while we believe the assumptions on which the forward-looking statements are based are reasonable, there can be no assurance that these forward-looking statements will prove to be accurate. Further, forward-looking statements included herein are made only as of the respective dates thereof, or if no date is stated, as of the date hereof. Except as otherwise required by law, we disclaim any intent or obligation to update publicly these forward-looking statements, whether because of new information, future events, or otherwise. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the respective dates of this Prospectus, any accompanying prospectus supplement or free writing prospectus, or any documents incorporated by reference, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you should not rely on any of these statements.

The Company

Cal-Maine Foods, Inc. is primarily engaged in the production, packaging, marketing and distribution of fresh shell eggs, including conventional, cage-free, organic, brown, free-range, pasture-raised and nutritionally enhanced eggs, as well as a variety of ready-to-eat egg products. Our operations are fully integrated and we have one operating and reportable segment. We are the largest producer and distributor of fresh shell eggs in the U.S. Our total flock of approximately 48.9 million layers and 12.3 million pullets and breeders is the largest in the U.S. We sell our shell eggs and egg products to a diverse group of customers, including national and regional grocery store chains, club stores, companies servicing independent supermarkets in the U.S., foodservice distributors and egg product customers throughout the majority of the U.S. and aim to maintain efficient, state-of-the-art operations located close to our customers.

We were incorporated in 1969 as a Delaware corporation. Our principal executive offices are located at 1052 Highland Colony Pkwy, Suite 200, Ridgeland, Mississippi 39157, and our telephone number is (601) 948-6813. Our website address is https://www.calmainefoods.com/. Information contained on or that can be accessed through our website does not constitute part of this Prospectus, and the inclusion of our website address in this Prospectus or any accompanying prospectus supplement is an inactive textual reference only. You should not consider information contained on our website to be part of this Prospectus or any accompanying prospectus supplement in deciding whether to purchase our securities.

As used in this Prospectus, the “Company,” “we,” “us,” and/or “our” refers to Cal-Maine Foods, Inc., unless the context requires otherwise.

Use Of Proceeds

All shares of our Common Stock sold pursuant to this Prospectus will be offered and sold by the Selling Stockholders. We will not receive any proceeds from such sale.

Selling Stockholders

From time to time, the Selling Stockholders may sell up to 6,322,470 shares of our Common Stock pursuant to this Prospectus, in one or more offerings. Information about specific offerings and the identification of the specific Selling Stockholders participating in such offering will be set forth in a prospectus supplement, if required. The address for each of the Selling Stockholders is c/o Cal-Maine Foods, Inc., 1052 Highland Colony Pkwy, Suite 200, Ridgeland, Mississippi 39157.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our Common Stock. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of our Common Stock that they beneficially own, subject to applicable community property laws.

We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of the shares of our Common Stock registered hereunder. In addition, the Selling Stockholders may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our Common Stock in transactions exempt from the registration requirements of the Securities Act after the date of this Prospectus, subject to applicable law, including Rule 144 of the Securities Act. See “Plan of Distribution.”

The table below is based on 49,045,955 shares of our Common Stock outstanding as of April 14, 2025.

Any prospectus supplement may add, update, substitute, or change the information contained in this Prospectus, including the identity of each Selling Stockholder and the number of shares registered on their behalf.

Unless otherwise specified below, none of the Selling Stockholders hold any position or office with us, or have or have had any other material relationship with us within the past three years.

Name of Selling Stockholder	Common Stock Beneficially Owned		Shares of Common Stock That May be Sold Hereunder	Common Stock Beneficially Owned After Sale of All Common Stock That May be Sold Hereunder(1)
	Shares	Percentage		Shares	Percentage
Adolphus B. Baker(2)	1,606,728	3.28%	1,454,557	152,171	0.31%
Dinnette Adams Baker(3)	1,383,787	2.82%	1,377,966	5,821	0.01%
Luanne Adams(4)	1,144,525	2.33%	1,144,525	—	—
Nancy Adams Briggs(5)	1,200,794	2.45%	1,200,794	—	—
Laurel Adams Krodel(6)	1,144,674	2.33%	1,144,674	—	—

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(1)      Assumes each of the Selling Stockholders sells all of their shares of our Common Stock covered by this Prospectus and does not acquire beneficial ownership of any additional shares of our Common Stock.

(2)      Mr. Baker is our Board Chair, a member of the Board and an executive officer. He also served as our Chief Executive Officer from 2010 until 2022. Mr. Baker’s beneficial ownership includes direct ownership of 46 shares of our Common Stock with his wife, Dinnette Adams Baker, as joint tenants in common, with respect to which he has shared voting and dispositive power. Mr. Baker also beneficially owns 147,428 shares of our Common Stock through the Company’s KSOP. He also owns 4,743 shares of our Common Stock as unvested restricted stock, with respect to which he has sole voting power and no dispositive power.

(3)      Ms. Adams Baker is the daughter of Fred R. Adams, Jr., the Company’s founder (“Mr. Adams”). Ms. Adams Baker’s beneficial ownership includes direct ownership of 46 shares of our Common Stock shared with her husband, Adolphus B. Baker, as joint tenants in common, with respect to which she has shared voting and dispositive power. Ms. Adams Baker also beneficially owns 5,821 shares of our Common Stock through the Company’s KSOP.

(4)      Ms. Adams is the daughter of Mr. Adams.

(5)      Ms. Adams Briggs is the daughter of Mr. Adams. Ms. Adams Briggs’ beneficial ownership includes 42,280 shares of our Common Stock held jointly with her husband as co-trustees of a family living trust (as a result of which she has shared voting and dispositive power for those living trust shares).

(6)      Ms. Adams Krodel is the daughter of Mr. Adams. Ms. Adams Krodel’s beneficial ownership includes direct sole ownership of 887 shares of our Common Stock, which she owns jointly with her husband (as a result of which she has shared voting and dispositive power for those shares).

Conversion Agreement

Any offering under this Prospectus will be made pursuant to the Agreement Regarding Conversion, dated February 25, 2025, by and among the Company, Daughters’ LLC and the Selling Stockholders (the “Conversion Agreement”). A copy of the Conversion Agreement was filed by the Company on a Current Report on Form 8-K dated February 25, 2025, and is incorporated by reference herein.

The Conversion Agreement provides registration rights to the Selling Stockholders for the sale of 6,322,470 shares of our Common Stock.

A special committee of independent and disinterested directors of the Board has authority to approve any demands for takedowns under this Prospectus, including the minimum number of shares to be included, how frequently takedowns may be permitted, and whether to require standstill agreements from the Selling Stockholders beyond what is required from the underwriters and, if so, the terms thereof.

The Selling Stockholders requesting registration, on the one hand, and the Company, on the other hand, will each pay 50% of the costs of the Company related to the sale of the applicable shares of our Common Stock, including costs related to (i) the preparation and filing of a registration statement and (ii) the preparation of any offering documents. The Selling Stockholders will pay any fees of underwriters relating to the sale of their shares.

The Selling Stockholders’ registration rights described above expire on April 14, 2026, the 12-month anniversary of the Class A Conversion.

The Conversion Agreement also provides that, prior to the expiration of the registration rights described above, each Selling Stockholder will (i) cause all shares of our Common Stock held by such person, or over which such person has voting discretion or control as of the applicable record date, to be present either in person or by proxy for quorum purposes at any stockholders meeting at which directors of the Company are elected, and (ii) vote, or cause to be voted, such shares held by it, or over which such person has voting discretion or control, in favor of not less than three independent directors.

Description Of Capital Stock

The following is a summary description of the capital stock of the Company. The following description does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the Fourth Amended and Restated Certificate of Incorporation of the Company (the “Restated Charter”), the Amended and Restated Bylaws of the Company (the “Restated Bylaws”), and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

Pursuant to the Restated Charter, our authorized capital stock consists of 120,000,000 Common Shares and 10,000,000 shares of preferred stock with a par value of $0.01 per share (“Preferred Stock”).

The Restated Charter authorizes the Company to issue shares of Preferred Stock from time to time in one or more series without stockholder approval, each such series to have rights and preferences, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as the Board may determine.

The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Company entitled to vote generally in the election of directors, irrespective of the provisions of Section 242(b)(2) of the DGCL, voting together as a single class, without a separate vote of the holders of Preferred Stock, unless a vote by any holders of one or more series of Preferred Stock is required by the express terms of any series of Preferred Stock as provided for or fixed pursuant to the provisions of the Restated Charter.

Common Shares

Voting Rights

The holders of Common Shares are entitled to one vote for each such share on each matter properly submitted to the stockholders of the Company on which the holders of Common Shares are entitled to vote.

Dividends

Except as otherwise required by law or the Restated Charter, and subject to the rights of the holders of shares of Preferred Stock, the holders of Common Shares are entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Company) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Company legally available therefor and share equally on a per share basis in such dividends and distributions.

The Company has a variable dividend policy adopted by the Board. Pursuant to the policy, the Company pays a dividend to holders of Common Shares on a quarterly basis for each quarter for which the Company reports net income attributable to Cal-Maine Foods, Inc. computed in accordance with GAAP in an amount equal to one-third (1/3) of such quarterly income. Dividends are paid to stockholders of record as of the 60th day following the last day of such quarter, except for the fourth fiscal quarter. For the fourth quarter, the Company will pay dividends to stockholders of record on the 65th day after the quarter end. Dividends are payable on the 15th day following the record date. Following a quarter for which the Company does not report net income attributable to Cal-Maine Foods, Inc., the Company will not pay a dividend for a subsequent profitable quarter until the Company is profitable on a cumulative basis computed from the date of the last quarter for which a dividend was paid. The dividend policy is subject to periodic review by the Board.

Liquidation, Dissolution or Winding Up

Except as otherwise required by law or the Restated Charter, in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, after payment or provision for payment of the debts and other liabilities of the Company, and subject to the rights of the holders of shares of Preferred Stock in respect thereof, the holders of Common Shares are entitled to receive all of the remaining assets of the Company available for distribution to its stockholders, ratably in proportion to the number of Common Shares held by them.

Preemptive and Other Rights

The holders of Common Shares are not entitled to preemptive or subscription rights.

Choice of Forum

The Restated Charter provides that, unless a majority of the Board, acting on behalf of the Company, consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company under Delaware law, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company or any of its directors, officers or other employees arising pursuant to any provision of the DGCL, the Company’s certificate of incorporation or bylaws, (iv) any action asserting a claim against the Company or any of its directors, officers or other employees governed by the internal affairs doctrine of the State of Delaware or (v) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, in all cases subject to the court’s having personal jurisdiction over all indispensable parties named as defendants.

The Restated Charter further provides that, unless a majority of the Board, acting on behalf of the Company, consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any action asserting a cause of action arising under the Securities Act.

These exclusive forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find such provisions in the Restated Charter to be inapplicable or unenforceable in an action, we may incur further significant additional costs associated with resolving the dispute in other jurisdictions.

Anti-Takeover Effect of Certain Charter and Bylaw Provisions

Certain provisions of the Restated Charter and the Restated Bylaws could make it more difficult to acquire the Company or control of the Company by means of a merger, tender offer, proxy contest, removal of incumbent directors or otherwise. These provisions, which are summarized below, are expected to safeguard the Company against coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to first negotiate with the Board. While it is possible that these provisions could deter transactions that stockholders may otherwise consider to be in their best interest, these provisions are not intended to preclude such transactions, but rather to provide the Board with the time and opportunity to evaluate the adequacy and fairness of a proposed takeover offer or other proposed action, consider alternative methods of maximizing stockholder value, and, as appropriate, negotiate the best possible outcome for all stockholders.

Authorized but Unissued Stock and Undesignated Preferred Stock

We have authorized Common Shares and Preferred Stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including public offerings to raise additional capital, corporate acquisitions, stock dividends on our capital stock or equity compensation plans. The existence of unissued and unreserved Common Shares and Preferred Stock may enable the Board to issue shares to persons friendly to current management or to issue Preferred Stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us, thereby protecting the continuity of our management. The rights of the holders of Common Shares will be subject to, and may be adversely affected by, the rights of holders of any Preferred Stock we may issue in the future. For example, if we issue Preferred Stock, the issuance could adversely affect the voting power of holders of Common Shares and the likelihood that such holders will receive dividend payments and payments upon liquidation.

Number of Directors; Classified Board; Removal of Directors; Vacancies

The Restated Charter provides for a Board of not less than three nor more than 12 directors. Within such limit, the number of members of the entire Board may be fixed only by the Board from time to time in accordance with the Bylaws, and not by stockholders.

The Restated Charter provides for the division of the Board into three classes as nearly equal in size as practicable with staggered three-year terms. Directors may be removed by the stockholders only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on the Board, however occurring, including a vacancy resulting from an enlargement of the Board, may be filled only by the vote of a majority of the directors then in office and not by the stockholders, and any person so elected by the Board will hold office until the next election of the class to which such person has been assigned by the Board.

Pursuant to such structure, it would take at least two election cycles for any individual or group to gain control of the Board. The limitations on the removal of directors and the filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the Company.

No Cumulative Voting

The Restated Charter does not provide for cumulative voting in director elections.

Stockholder Action; Special Meetings

The Restated Charter provides that stockholder action may not be taken by written consent in lieu of a meeting and provides that special meetings of the stockholders may be called only by the Board Chair or by our Board and may not be called by stockholders. These provisions could have the effect of delaying until the next annual stockholders’ meeting stockholder actions that are favored by the holders of a majority of our outstanding voting power. These provisions may also discourage another person or entity from making a tender offer for the Common Shares, because that person or entity, even if it acquired securities with a majority of our outstanding voting power, would be able to take action as a stockholder only at a duly called stockholders’ meeting and not by written consent.

Amendments to Restated Charter

The Restated Charter requires the affirmative vote of the holders of at least 66 2∕3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class, to amend, alter or repeal any provision of the Restated Charter.

Amendments to Restated Bylaws

The Restated Bylaws are subject to amendment, alteration or repeal by the stockholders of the Company by the affirmative vote of the holders of at least 66 2∕3% of the voting power of all then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. Additionally, the Board has the power to amend, alter or repeal the Restated Bylaws.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Restated Bylaws provide advance notice requirements for stockholders seeking to bring business before meetings of stockholders or to nominate candidates for election as directors at meetings of stockholders. The Restated Bylaws also specify certain requirements regarding the form and content of the stockholders’ notices. These provisions may deter takeovers by requiring that any stockholder wishing to conduct a proxy contest have its position solidified well in advance of the meeting at which directors are to be elected and by providing the incumbent Board with sufficient notice to allow them to put an election strategy in place.

Limitation of Liability and Indemnification

Our Restated Charter provides that no director or officer of the Company shall have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, to the fullest extent permitted by law. In addition, the Company is required to indemnify its directors and officers to the fullest extent permitted by the law. A director’s right to indemnification includes the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, but only if such director presents to the Company a written undertaking to repay such amount if it shall ultimately be determined that such director is not entitled to be indemnified by the Company. Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or any director’s rights to advancement of expenses, the Company shall not be obligated to indemnify any director or officer, or advance expenses of any director, in connection with any proceeding initiated by such person unless such proceeding was authorized by the Board. These rights are not exclusive of any rights to which any such persons may otherwise be or become entitled.

Delaware Anti-Takeover Law

The Company is subject to Section 203 of the DGCL (“Section 203”). Under this provision, we may not engage in any “business combination” with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless: (i) prior to that date, our Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction began; or (iii) on or following that date, the business combination is approved by our Board and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include, subject to limited exceptions: (i) any merger or consolidation involving the corporation and the interested stockholder; (ii) any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder; (iii) any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or (v) the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.

The restrictions of Section 203 do not apply to corporations that have elected, in the manner provided therein, not to be subject to Section 203. The Company has not made such an election. Accordingly, the Company would be subject to Section 203 in the event of a business combination.

Listing

The Common Shares are listed on NASDAQ under the symbol “CALM.”

Transfer Agent

Computershare Trust Company of Louisville, Kentucky, is the Transfer Agent and Registrar for the Common Shares.

Plan Of Distribution

The Selling Stockholders identified in this Prospectus may offer, from time to time, shares of our Common Stock. We are registering such shares under the terms of the Conversion Agreement. We will not receive any of the proceeds from the sale of shares of our Common Stock by the Selling Stockholders.

The Selling Stockholders may sell all or a portion of the shares of our Common Stock directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders or the purchasers of the shares. These discounts, concessions or commissions as to any particular underwriter, broker-dealer or agent may be in excess of those customary in the types of transactions involved.

The shares of our Common Stock may be sold in one or more transactions on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. Additionally, the Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. The Selling Stockholders may use any one or more of the following methods when selling shares:

•        on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale, including NASDAQ;

•        in the over-the-counter market;

•        in transactions otherwise than on these exchanges or services or in the over-the-counter market;

•        through the writing or settlement of options or other hedging transactions, whether the options are listed on an options exchange or otherwise;

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        privately negotiated transactions;

•        settlement of short sales entered into after the effective date of the Registration Statement of which this Prospectus forms a part;

•        broker-dealers may agree with a Selling Stockholder to sell a specified number of such shares at a stipulated price per share;

•        a combination of any such methods of sale; and

•        any other method permitted pursuant to applicable law.

The Selling Stockholders may offer our Common Stock to the public through underwriting syndicates represented by managing underwriters or through underwriters without an underwriting syndicate. If underwriters are used for the sale of our Common Stock, the securities will be acquired by the underwriters for their own account. The underwriters may resell our Common Stock in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. In connection with any such underwritten sale of our Common Stock, underwriters may receive compensation from the Selling Stockholders, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our Common Stock to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Such compensation may be in excess of customary discounts, concessions or commissions.

If underwriters are used for the sale of our Common Stock, to the extent required by law, the names of the underwriters will be set forth in any applicable prospectus supplement used by the underwriters to sell those securities. The Selling Stockholders may use underwriters with whom we or the Selling Stockholders have a material relationship. We will describe the nature of such relationship in any applicable prospectus supplement naming the underwriter or underwriters.

If underwriters are used for the sale of our Common Stock, unless otherwise indicated in this Prospectus or a prospectus supplement relating to a particular offering of Common Stock, the obligations of any underwriters to purchase the securities will be subject to customary conditions precedent, and the underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased.

If underwriters are used for the sale of our Common Stock, in connection with such offering, the underwriters may advise us that they may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of our Common Stock in the open market for the purpose of preventing or delaying a decline in the market price of our Common Stock while such offering is in progress. These stabilizing transactions may include making short sales of our Common Stock, which involves the sale by the underwriters of a greater number of shares of our Common Stock than they are required to purchase in such offering, and purchasing shares of our Common Stock on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than any underwriters’ option to purchase additional shares, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising an option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through any option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Common Stock in the open market that could adversely affect investors who purchase in an offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of the shares of our Common Stock pursuant to this Prospectus and any applicable prospectus supplement and to the activities of the Selling Stockholders. In addition, we will make copies of this Prospectus and any applicable prospectus supplement available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of our Common Stock to engage in market-making activities with respect to our Common Stock. All of the foregoing may affect the marketability of our Common Stock and the ability of any person or entity to engage in market-making activities with respect to our Common Stock.

In addition, any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act or under Section 4(1) of the Securities Act may be sold under such rules rather than pursuant to this Prospectus or a prospectus supplement.

The Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of our Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell short the shares and deliver our Common Stock to close out short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this Prospectus and any applicable prospectus supplement, which shares such broker-dealer or other financial institution may resell pursuant to this Prospectus and any applicable prospectus supplement. The Selling Stockholders also may transfer and donate shares of our Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus and any applicable prospectus supplement.

The aggregate proceeds to the Selling Stockholders from the sale of the shares of our Common Stock will be the purchase price of the shares less discounts and commissions, if any.

In offering the shares of our Common Stock covered by this Prospectus and any applicable prospectus supplement, the Selling Stockholders and any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. Any profits realized by the Selling Stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. Selling Stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory and regulatory liabilities, including liabilities imposed pursuant to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

In order to comply with the securities laws of certain states, if applicable, the shares of our Common Stock must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless the shares are registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

At the time a particular offering of the shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholder, the aggregate amount of shares being offered by the Selling Stockholder and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholder and (3) any discounts, commissions or concessions allowed or re-allowed to be paid to broker-dealers.

Pursuant to the Conversion Agreement, we have agreed to indemnify the Selling Stockholders, on customary terms, against certain liabilities, including certain liabilities under the Securities Act. Agents and underwriters will be entitled to indemnification by us and the Selling Stockholders against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the agents or underwriters may be required to make in respect thereof.

Agents and underwriters and their respective affiliates may engage in transactions with, or perform services for us in the ordinary course of business for which they may receive customary fees and reimbursement of expenses.

The estimated offering expenses payable by the Selling Stockholders and/or the Company, in addition to any underwriting discounts and commissions that will be paid by the Selling Stockholders, will be described in any applicable prospectus supplement.

Legal Matters

The validity of the shares of our Common Stock offered hereby will be passed upon by Sidley Austin LLP, Houston, Texas. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in any applicable prospectus supplement.

Experts

Frost, PLLC, an independent registered public accounting firm, has audited our consolidated balance sheets at June 1, 2024 and June 3, 2023, and our consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the three years in the period ended June 1, 2024, as set forth in its report dated July 23, 2024. We have incorporated such financial statements and management’s assessment of the effectiveness of internal control over financial reporting in this Prospectus and in the Registration Statement of which it is a part in reliance on the report of Frost, PLLC, given on its authority as experts in accounting and auditing.

Information Incorporated By Reference

The SEC allows us to incorporate by reference into this Prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference in this Prospectus is considered to be an important part of this Prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. Because we are incorporating by reference future filings with the SEC, this Prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this Prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this Prospectus or in any document previously incorporated by reference have been modified or superseded. This Prospectus incorporates by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including all filings made between the date of this Prospectus and the termination of any offering (excluding, in each case, any portions of such documents or future filings that have been “furnished” but not “filed” for purposes of the Exchange Act):

1.      Annual Report on Form 10-K for the fiscal year ended June 1, 2024.

2.      Quarterly Reports on Form 10-Q for the quarters ended August 31, 2024, November 30, 2024 and March 1, 2025.

3.      The information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended June 1, 2024 from our definitive proxy statement on Schedule 14A, as filed with the SEC on August 22, 2024.

4.      The description of our Common Stock contained in our Registration Statement on Form 8-A/A-2 filed with the SEC on March 27, 2025 and any amendment or report filed for the purpose of updating such description.

5.      Current Reports on Form 8-K filed on July 1, 2024, September 9, 2024, October 4, 2024, February 25, 2025, and March 27, 2025.

We will provide at no cost to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of the documents incorporated by reference as described above (other than exhibits, unless specifically incorporated by reference in such document). Requests for such a copy should be directed to Cal-Maine Foods, Inc., 1052 Highland Colony Pkwy, Suite 200, Ridgeland, Mississippi 39157; Attention: Investor Relations; (601) 948-6813; IR@cmfoods.com.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this Prospectus or the Registration Statement of which this Prospectus is a part.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at https://www.sec.gov. Our filings with the SEC are also available on our website at https://www.calmainefoods.com/. Information contained on or that can be accessed through our website does not constitute part of this Prospectus and the inclusion of our website address in this Prospectus or any accompanying prospectus supplement is an inactive textual reference only. You should not consider information contained on our website to be part of this Prospectus or any accompanying prospectus supplement in deciding whether to purchase our securities.

6,322,470 Shares

CAL-MAINE FOODS, INC.

Common Stock

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PROSPECTUS

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April 15, 2025

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with this Registration Statement.

SEC registration fee	$	*
Legal fees and expenses		†
Accounting fees and expenses		†
Printing fees		†
Miscellaneous		†

____________

*        Under SEC Rules 456(b) and 457(r), the SEC registration fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.

†        These fees are calculated based on the number of issuances and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.     Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL enables a corporation to eliminate or limit the personal liability of its directors and “officers” (as defined in accordance with such section) to the corporation or its stockholders for monetary damages for breach of a director’s or officer’s fiduciary duty, except:

•        for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

•        for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•        for liability of a director pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions);

•        for any transaction from which the director or officer derived an improper personal benefit; or

•        for liability of an officer in any action by or in the right of the corporation.

Section 145 of the DGCL provides a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that they are or were a director, officer, employee or agent of the corporation, or are or were serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions (i.e., actions by or in the right of the corporation), except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

Our Restated Charter provides that no director or officer of the Company shall have any personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, to the fullest extent permitted by law. In addition, the Company is required to indemnify its directors and officers to the fullest extent permitted by the law. A director’s right to indemnification includes the right to be paid by the Company the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition, but only if such director presents to the Company a written undertaking to repay such amount if it shall ultimately be determined that such director is not entitled to be indemnified by the Company. Notwithstanding the foregoing, except for proceedings to enforce any director’s or officer’s rights to indemnification or any director’s rights to advancement of expenses, the Company shall not be obligated to indemnify any director or officer, or advance expenses of any director, in connection with any proceeding initiated by such person unless such proceeding was authorized by the Board. These rights are not exclusive of any rights to which any such persons may otherwise be or become entitled.

Our Restated Charter also provides that, to the fullest extent permitted by the DGCL, we may purchase and maintain insurance on behalf of any current or former director or officer against any liability asserted against such person, whether or not we would have the power to indemnify such person against such liability under the provisions of the Restated Charter or otherwise. We maintain a directors’ and officers’ insurance policy which insures our directors and officers and those serving at our request as a director, officer, employee or agent of another enterprise, against liability asserted against such persons in such capacity whether or not such directors or officers have the right to indemnification pursuant to Delaware law.

Item 16.     Exhibits.

The following documents are filed herewith or incorporated herein by reference.

Exhibit Number	Description of Document
1.1*	Form of Underwriting Agreement
4.1	Fourth Amended and Restated Certificate of Incorporation of the Company
4.2	Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 27, 2025)
4.3	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Form S-1 filed October 25, 1996, Registration No. 333-14809)
4.4

Agreement Regarding Conversion, dated February 25, 2025, by and among the Company, Daughters’ LLC and the Stockholders (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on February 25, 2025)

5.1	Opinion of Sidley Austin LLP
23.1	Consent of Frost, PLLC
23.2	Consent of Sidley Austin LLP (contained in Exhibit 5.1)
24.1	Powers of Attorney (included on the Signature Page to this Registration Statement)
107.1	Filing Fee Table

____________

*        To be filed, if necessary, as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a Current Report on Form 8-K or other report to be filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act and incorporated herein by reference.

Item 17.     Undertakings.

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC, pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:

(A)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(b)    The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ridgeland, State of Mississippi, on April 15, 2025.

CAL-MAINE FOODS, INC.
By	/s/ Max P. Bowman
Max P. Bowman
Vice President, Treasurer, Secretary, Chief Financial Officer and Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Robert L. Holladay, Jr. as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with, the appropriate applications, statements, consents and other documents as may be necessary or expedient to register any securities of the registrant for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on April 15, 2025.

Signature	Title
/s/ Sherman L. Miller	President, Chief Executive Officer and Director
Sherman L. Miller	(Principal Executive Officer)
/s/ Max P. Bowman	Vice President, Treasurer, Secretary, Chief Financial Officer and Director
Max P. Bowman	(Principal Financial Officer)
/s/ Matthew S. Glover	Vice President, Accounting
Matthew S. Glover	(Principal Accounting Officer)
/s/ Adolphus B. Baker	Board Chair and Director
Adolphus B. Baker
/s/ Leticia C. Hughes	Director
Letitia C. Hughes
/s/ James E. Poole	Director
James E. Poole
/s/ Steve W. Sanders	Director
Steve W. Sanders
/s/ Camille S. Young	Director
Camille S. Young

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